UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2006

GREEN MOUNTAIN CAPITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

001-14883	16-1728655	Nevada
(Commission File Number)	(IRS Employer Identification No.)	(State or Other Jurisdiction of Incorporation)

201 South Biscayne Boulevard, 28th Floor
    Miami, Florida 33131
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(Address of Principal Executive Offices)
(Zip Code)

(917) 620-6401
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(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

This Current Report on Form 8-K is being filed to disclose that on January 13, 2006, Green Mountain Capital Inc. (“GMCI”) executed a Share Exchange Agreement (the “Agreement”) with Internet Telecommunications, PLC, an English corporation (“ITPLC”), the stockholders of ITPLC, and Steven Bingaman and his affiliates. Pursuant to the Agreement, at closing GMCI will acquire all of ITPLC’s issued and outstanding shares of common stock in exchange for shares of common stock and warrants of GMCI, as further described below.

However, consummation of the transaction will not take place unless and until certain conditions have occurred. If and when the transaction is consummated, GMCI will file a Form 8-K/A to disclose the details of the consummation of the business combination and the business of ITPLC, together with all other material items of disclosure, including without limitation, audited financial statements of ITPLC.

The Agreement may be terminated at any time prior to the consummation of the closing by GMCI or by the ITPLC stockholders, if (a) the closing shall not have been consummated on or before April 13, 2006 or (b) if either party’s due diligence investigation indicates that any of the information provided for in the Agreement or in any of the information provided by the other party is inaccurate, incomplete or untrue in any way, or if such due diligence investigation reveals any facts, circumstances, liabilities or conditions that, in such party’s discretion, may adversely affect the value or prospects of the other party or that may expose the other party to any liability not heretofore fully disclosed. In addition, the closing is subject, including without limitation, to the following conditions: (a) prior to the closing, an entity affiliated with Mr. Bingaman will have caused to be invested in GMCI an aggregate of $3,000,000, less all amounts previously loaned to ITPLC, and less financing costs of up to 13%; (b) GMCI shall have received from ITPLC historical financial statements and other information about ITPLC as required to be included in a Form 8-K/A to be filed by GMCI with the United States Securities and Exchange Commission in connection with the closing, all in form and content satisfying the requirements of the SEC; and (c) all other documents requested by GMCI shall have been delivered.

At the closing, the stockholders of ITPLC shall exchange their shares of ITPLC’s common stock for (a) 22.5 million newly issued restricted shares of common stock of GMCI and (b) 3.2 million warrants, each of which shall allow the holder thereto to purchase one share of common stock of GMCI at a purchase price of $1.00, exercisable prior to January 10, 2011. In addition, as noted above, an affiliate of Mr. Bingaman has undertaken to have caused to be invested in GMCI, prior to or at the closing an aggregate of $3,000,000, less all amounts previously loaned to ITPLC, and less financing costs of up to 13%.

For all the terms and provisions of the Share Exchange Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.1. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Section 3 - Securities and Trading Markets

Item 3.02 Recent Sales of Unregistered Securities

In reliance upon the exemption from registration set forth in Section 3 (a) (10) of the Securities Act of 1933, as amended, GMCI proposes to issue shares of its common stock to Cayman Lender, Ltd., a Cayman Islands exempted company in voluntary liquidation (“Cayman”), in exchange for Cayman’s claims against GMCI pursuant to the terms of an agreement (the “Exchange Agreement”) entered into between GMCI and Cayman in Voluntary Liquidation.

To that end, on January 9 and 12, 2006, the Grand Court of the Cayman Islands held a Hearing on the application of the Liquidators for approval of the Exchange Agreement, and the Court approved the terms of the Exchange Agreement and found them to be fair to Cayman. Absent an order from the Court approving the terms of the Exchange Agreement and declaring them to be fair to Cayman (the entity to receive the subject securities) there would have been no basis for reliance upon the exemption set forth in Section 3 (a) (10) for the issuance of shares of common stock to be issued to Cayman.

Prior to the Hearing, Cayman had entered into voluntary liquidation under Cayman law, so that, when Cayman entered into the Exchange Agreement, it was in liquidation, and the Exchange Agreement was the means by which Cayman’s Liquidators sought and obtained court approval for Cayman to receive shares of the Common Stock of GMCI in exchange for Cayman’s claims (then totaling $3,700,000.00) against GMCI, pursuant to Section 3 (a) (10) of the Securities Act of 1933, as amended.

By virtue of a previous agreement (the “Loan Agreement”) dated November 1, 2005, entered into between GMCI, Cayman, and Asset Growth Partners & Company, LLC, a New York limited company doing business as “AGP & Company” (“AGP”), GMCI had received $3,700,000.00 in loans (“Past Loans”) from Cayman. The Loan Agreement provides that, on demand, GMCI can require Cayman to make additional advances to GMCI not to exceed $21,300,000.00 (“Future Loans”). GMCI may obtain Future Loans so as to be able to continue to implement its re-organization by integrating the operations of ITPLC into GMCI’s own business plan.

For all the terms and provisions of the Loan Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.2. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

By virtue of the fact that Cayman is now, and will be, in liquidation, its activities with respect to the Loan Agreement (and the Exchange Agreement) are and will be conducted under the auspices of the Liquidation Proceedings. In that connection, in the Exchange Agreement the Liquidators indicated that, assuming the acquisition of ITPLC by GMCI, then

(a) as a result of the Past Loans, GMCI had already increased its shareholder value, and, as a result of the Future Loans, and it was anticipated that GMCI would continue to increase its shareholder value; and

(b) the Liquidators believed that it would be fair for, and in the best interest of, Cayman to exchange both its Past and Future Claims against GMCI for equity in GMCI, namely, shares of Common Stock of GMCI with a view to obtaining the benefit of Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

To that end, the Liquidators proposed that during the term of the Liquidation,

(a) that Past Claims of Cayman (totaling $3,700,000.00) be exchanged for that number of shares of Common Stock of GMCI as are obtained by dividing the dollar amount of Past Claims by $0.1737089, so that Cayman would exchange its Past Claims against GMCI for 21,300,000 shares; and

(b) that Future Claims of Cayman (up to $21,300,000.00) be exchanged for that number of shares of Common Stock of GMCI as are obtained by dividing the dollar amount of Future Claim(s) by no less than 30 % of the Bid price of the GMCI Common as reported on the Over the Counter Bulletin Board, or any exchange on which shares of GMCI’s common stock are traded.

Absent the recommendation of the Liquidators that Cayman’s Claims against GMCI for these Loans be exchanged for Common Stock of GMCI (followed by the approval of the Exchange Agreement by the Court), these Claims would have had to have been repaid in cash, as per the Loan Agreement.

As noted above, on January 9 and 12, 2006, the Grand Court of the Cayman Islands held a Hearing on the application of the Liquidators for approval of the Exchange Agreement. During the Hearing the Court took testimony, and during the Hearing, the Court found and ordered

(a) that the Court had subject matter and in personam jurisdiction;

(b) that all person(s), namely, Cayman, to whom GMCI proposed, pursuant to the Exchange Agreement, to issue shares of GMCI’s Common Stock, in exchange for claims held by Cayman against GMCI, received lawful prior notification of, and the opportunity to be heard at, such Hearing, and Cayman had adequate information about the proposed exchange so as to enable it to exercise its rights in a meaningful way;

(c) that the Court was advised prior to the Hearing that if the terms and conditions of the Exchange Agreement were approved, the securities to be issued by GMCI, and to be received by Cayman pursuant to the Exchange Agreement, namely, shares of Common Stock of GMCI, would not be required to be registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration set forth in Section 3 (a) (10) of the Securities Act;

(d) that the Court requested, received, and declared that it had adequate information about the proposed exchange so as to be able to consider the matter in a meaningful way; and

(e) that the terms of the Exchange Agreement by means of which GMCI is to issue, and Cayman is to receive, at the formulas set forth in the Exchange Agreement, shares of the Common Stock of GMCI in exchange for Cayman ’s Claims [Past and Future] against GMCI are fair to Cayman.

After the Hearing, Cayman was provided with an opinion from Cayman Counsel which reflected the foregoing.

Thereupon, in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act, GMCI proposes to issue 21,300,000 shares of its Common Stock to Cayman in exchange for Cayman’s Past Claims against GMCI.

For all the terms and provisions of the Exchange Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.3. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Item 3.03 Material Modification to Rights of Security Holders

GMCI has filed with the Secretary of State of Nevada a Certificate of Amendment to Articles of Incorporation, pursuant to which GMCI underwent a reverse stock split, effective as of January 12, 2006. On such date, shares of common stock held by each stockholder of record were automatically consolidated at the rate of one for one thousand (1 for 1,000) without any further action on the part of the stockholders. All fractional shares owned by each stockholder of record were aggregated and to the extent after aggregating all fractional shares any registered stockholder was entitled to a fraction of a share, such stockholder became entitled to receive one whole share in respect of such fraction of a share.

Each stock certificate issued prior to the January 12, 2006, from and after such date, automatically and without the necessity of presenting the same for exchange, represented that number of shares of common stock, as the case may be, into which the shares represented by such certificate were reclassified pursuant to the reverse stock split. Each stockholder of record of a certificate that represented shares of common stock prior to January 12, 2006, shall receive, upon surrender of such certificate, a new certificate representing the number of shares of common stock immediately after the reverse stock split.

For all the terms and conditions of the Certificate of Amendment, reference is hereby made to such certificate annexed hereto as Exhibit 3.1. The Articles of Incorporation of Green Mountain is annexed as Attachment C to the Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 18, 2005. All statements made herein concerning the foregoing documents are qualified by references to said exhibits.

Section 5 - Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth above under Item 3.03 (Material Modification to Rights of Security Holders) is hereby incorporated by reference into this Item 5.03.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.  Not applicable
(b) Pro forma financial information.   Not applicable
(c) Exhibits

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation
Exhibit 3.2	Articles of Incorporation*
Exhibit 10.1	Share Exchange Agreement, dated January 12, 2006, among Green Mountain Capital, Inc., Internet Telecommunications, PLC and its stockholders, and Steven Bingaman and affiliates
Exhibit 10.2	Loan Agreement, dated November 1, 2005, among Green Mountain Capital, Inc., Cayman Lender, Ltd. and Asset Growth Partners & Company
Exhibit 10.3	Exchange Agreement, dated December 29, 2005, among Green Mountain Capital, Inc. and Cayman Lender, Ltd.

* Previously filed with the Securities and Exchange Commission as Attachment C to the Information Statement on Schedule 14C, dated March 18, 2005, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN CAPITAL, INC.

Date: January 23, 2006	By:	/s/ Shmuel Shneibalg
Name: Shmuel Shneibalg
Title: Chief Executive Officer, Chief Financial Officer, President, and Director